Exhibit 99.1
Cronos Group Reports 2021 Third Quarter Results

Completed Audit Committee evaluation and restated Q2 2021 unaudited interim financial statements

Announces strategic realignment to support future growth strategies

Consolidated net revenue increased 80% in the third quarter of 2021 compared to the third quarter of 2020

Launched Cronos Group's first cultured cannabinoid gummy and vape products under Spinach FEELZ™ brand

Spinach® held a double-digit market share in the gummies category in Canada in the third quarter of 2021

TORONTO, February 18, 2022 - Cronos Group Inc. (NASDAQ: CRON) (TSX: CRON) (“Cronos Group” or the “Company”), today announces its 2021 Third Quarter business results.

The Audit Committee of the Company's Board of Directors has completed its evaluation of goodwill and indefinite-lived intangible assets in the Company's U.S. reporting unit for impairment. Following completion of this evaluation, and on the recommendation of the Audit Committee and in consultation with the Company’s independent auditor, KPMG LLP, the Board determined that Cronos Group restate its unaudited interim financial statements for the second quarter of 2021. Accordingly, the Company recorded an impairment charge of $236.1 million on goodwill and indefinite-lived intangible assets and on long-lived assets in its U.S. reporting unit for the three and six months ended June 30, 2021. The impairment charges have no impact on cash and cash equivalents or revenues.

“We are pleased that the Audit Committee has completed its evaluation, and that Cronos Group is now current with the filing of our financial reports. As we move forward, we are committed to improving our internal controls and financial reporting practices, maintaining the highest standards of transparency and accountability, and enhancing our capabilities and resources across functions to support our strategy,” said Kurt Schmidt, President and CEO, Cronos Group.

“As Cronos Group advances its strategy to build disruptive intellectual property by advancing cannabis research, technology and product development, we have determined that now is the right time to realign the business around our brands by centralizing functions under common leadership, managing expenses and prioritizing our investments in innovation. Through this realignment, our goal is to position Cronos Group to be able to successfully assemble a portfolio of best-in-class brands, products and intellectual property, while preserving the financial flexibility to make additional strategic investments in our R&D and brand pipeline as we innovate and evolve with our consumers’ wants and needs,” said Kurt Schmidt, President and CEO, Cronos Group.

“In parallel, we continue to set our sights on additional long-term opportunities in the U.S. cannabis market and believe this realignment will lay important groundwork to support that effort once federally permissible. We remain focused on building long-term value for shareholders by continuing to build Cronos Group into a leading global brand-led, consumer-focused cannabis company.”

Financial Results

(in thousands of U.S. dollars)	Three months ended September 30,	Change	Nine months ended September 30,	Change
2021	2020	$	%	2021	2020	$	%
Net revenue
United States	$2,100	$1,639	$461	28%	$6,768	$5,989	$779	13%
Rest of World	18,307	9,719	8,588	88%	41,872	23,684	18,188	77%
Consolidated net revenue	20,407	11,358	9,049	80%	48,640	29,673	18,967	64%

Gross profit	$(730)	$(1,537)	$807	53%	$(19,477)	$(10,935)	$(8,542)	(78)%
Gross margin	(4)%	(14)%	N/A	10	pp	(40)%	(37)%	N/A	(3)	pp

Adjusted EBITDA (i)	$(46,773)	$(30,079)	$(16,694)	(56)%	$(133,106)	$(94,120)	$(38,986)	(41)%

Other Data
Cash and cash equivalents (ii)	$842,567	$1,097,846	$(255,279)	(23)%
Short-term investments (ii)	197,161	202,883	(5,722)	(3)%
Capital expenditures	2,505	8,330	(5,825)	(70)%	11,695	24,428	(12,733)	(52)%

 (i)  See “Non-GAAP Measures” for more information, including a reconciliation of adjusted earnings (loss) before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)
(ii)  Dollar amounts are as of the last day of the period indicated

Third Quarter 2021
•Net revenue of $20.4 million in Q3 2021 increased by $9.0 million from Q3 2020. The increase year-over-year was primarily driven by continued growth in the adult-use market in Canada, increased sales in the Israeli medical cannabis market, and increased sales in the U.S. segment.
•Gross profit of $(0.7) million in Q3 2021 improved by $0.8 million from Q3 2020. The increase in gross profit year-over-year was primarily driven by an increase in sales of cannabis extracts in the Rest of World (“ROW”) segment, which carry a higher gross profit and gross margin than other product categories.
•Adjusted EBITDA of $(46.8) million in Q3 2021 decreased by $16.7 million from Q3 2020. The decrease year-over-year was primarily driven by an increase in general and administrative expenses primarily due to an increase in the allowance for expected credit losses of $13.2 million, an increase in sales and marketing costs primarily due to brand development in the U.S. segment, and an increase in research and development (“R&D”) costs driven by increased spending on product development and developing cannabinoid intellectual property in the ROW segment.
•Capital expenditures of $2.5 million in Q3 2021 decreased by $5.8 million from Q3 2020. The decrease year-over-year was primarily driven by a reduction in construction costs in the ROW segment and a decrease in costs related to the implementation of the Company’s enterprise resource planning system.

Business Updates

Strategic and Organizational Update

As Cronos Group advances its strategy to build disruptive intellectual property by advancing cannabis research, technology and product development, the Company has determined that now is the right time to realign the business around its brands. The organizational and cost initiatives being undertaken are intended to position Cronos Group to drive profitable and sustainable growth over time. The program will consist of the following:

1.Centralizing functions under common leadership to increase efficient distribution of resources, improve strategic alignment and eliminate duplicative roles and costs;
2.Evaluating the Company's global supply chain and performing product reviews, and pricing and distribution optimization in order to reduce fixed expenses and reduce complexity; and
3.Implementing an operating expense target to optimize cash deployment for activities such as margin accretive innovation and U.S. adult-use market entry.

The overall strategic realignment initiative is expected to deliver $20 to $25 million in initially identified savings across operating expense categories in 2022, primarily driven by savings in sales and marketing, general and administrative, and research and development.

Brand and Product Portfolio

In the third quarter of 2021, the Company continued to build on the success of its dried flower portfolio with the introduction of new high potency cultivars, Atomic Sour Grapefruit and Cocoa Bomba, in select markets in Canada. These launches, in addition to the launch of Spinach® GMO Cookies earlier in 2021, are further solidifying the Company’s strength in the dried flower category in the Canadian adult-use cannabis market.

In October 2021, Cronos Group launched its first cultured cannabinoid product, SPINACH FEELZ™ Chill Bliss 2:1 THC|CBG gummy. The SPINACH FEELZ™ Chill Bliss 2:1 THC|CBG gummy builds on Cronos Group’s successful SOURZ by Spinach™ gummy platform, utilizing the distinctive “S” shape with a proprietary coating designed to provide a sour and sweet flavor profile. In addition, in January 2022, the Company launched a 1-gram vape featuring THC and CBG under the Spinach FEELZ™ brand in the Canadian adult-use cannabis market. The Company, through the SPINACH FEELZ™ brand, plans to produce a variety of cannabis products that will prominently feature rare cannabinoids, designed to deliver unique and enhanced experiences made possible through proprietary blends of rare cannabinoids alongside more common cannabinoids, like THC and CBD.

Global Supply Chain

In the third quarter of 2021, Cronos GrowCo, the Company’s joint venture in Canada, continued to build on success of its first harvest in the first quarter of 2021. With its processing license in hand, Cronos GrowCo has begun selling to Canadian license holders in the wholesale market. In addition, the Company has begun purchasing dried flower from Cronos GrowCo, marking a milestone in the evolution of the Company’s Canadian cannabis supply chain.

Intellectual Property Initiatives

In August 2021, Cronos Group announced the achievement of the final productivity target in respect of cannabigerolic acid (“CBGA”) under its strategic partnership (the “Ginkgo Strategic Partnership”) with Ginkgo Bioworks Holdings, Inc. (NYSE:DNA) (“Ginkgo”), which supported the launch of the Company’s SPINACH FEELZ™ Chill Bliss 2:1 THC|CBG gummy. In November 2021, Cronos Group achieved the final productivity target for a second cannabinoid, cannabigerovarinic acid (“CBGVA”), which is a crucial step to developing cultured tetrahydrocannabivarin (“THCV”), releasing the second equity milestone to Ginkgo.

Appointments

In January 2022, the Company appointed Jeff Jacobson Senior Vice President, Head of Growth (North America). Mr. Jacobson previously served as the Company's General Manager of Canada and Europe. Mr. Jacobson has been with Cronos Group since December 2016 and previous to that was a co-founder of Peace Naturals Project Inc. Mr. Jacobson's expertise and experience in licensing and compliance, new business development, project management and resource management help Cronos Group lead in domestic and international markets.

Also in January 2022, the Company appointed John Griese Senior Vice President, Head of Operations (North America). Mr. Griese joined Cronos Group in August 2021 as the Vice President of Operations. Mr. Griese has worked with several cannabis organizations and was most recently the Chief Operating Officer (“COO”) for The Supreme Cannabis Company, Inc. (“Supreme”). Prior to Supreme, Mr. Griese garnered cannabis experience during California’s adult use implementation as COO for global cannabis company Creso Pharma Limited. Prior to that he spent the majority of his career in supply chain and operations, with PepsiCo, Inc., Nestle and Sofina Foods Inc. Mr. Griese's experience in building supply chains around the world will help the Company win in the markets we are in today, while staying nimble in order to move fast and pivot as the industry changes over time.

Rest of World Results

Cronos Group’s ROW reporting segment includes results of the Company’s operations for all markets outside of the U.S.

(in thousands of U.S. dollars)	Three months ended September 30,	Change	Nine months ended September 30,	Change
2021	2020	$	%	2021	2020	$	%
Cannabis flower	$15,306	$7,958	$7,348	92%	$36,337	$16,373	$19,964	122%
Cannabis extracts	2,786	1,504	1,282	85%	5,020	6,821	(1,801)	(26)%
Other	215	257	(42)	(16)%	515	490	25	5%
Net revenue	18,307	9,719	8,588	88%	41,872	23,684	18,188	77%

Gross profit	$572	$(2,203)	$2,775	126%	$(19,995)	$(13,270)	$(6,725)	(51)%
Gross margin	3%	(23)%	N/A	26	pp	(48)%	(56)%	N/A	8	pp

Adjusted EBITDA (i)	$(29,760)	$(14,371)	$(15,389)	(107)%	$(84,549)	$(61,999)	$(22,550)	(36)%
 (i)  See “Non-GAAP Measures” for more information, including a reconciliation of Adjusted EBITDA

Third Quarter 2021
•Net revenue of $18.3 million in Q3 2021 increased by $8.6 million from Q3 2020. The increase year-over-year was primarily driven by growth in the adult-use cannabis flower and extracts categories in Canada and sales in the Israeli medical cannabis market.
•Gross profit of $0.6 million in Q3 2021 increased by $2.8 million from Q3 2020. The increase year-over-year was primarily driven by increased sales of cannabis extracts, which carry higher gross profit and gross margin than other product categories.
•Adjusted EBITDA of $(29.8) million in Q3 2021 decreased by $15.4 million from Q3 2020. The decrease year-over-year was primarily driven by an increase in general and administrative expenses primarily due to an increase in the allowance for expected credit losses of $13.2 million, an increase in R&D costs driven by increased spending on product development and developing cannabinoid intellectual property, and an increase in sales and marketing expenses.

United States Results

Cronos Group’s U.S. reporting segment includes results of the Company’s operations for all brands and products in the U.S.

(in thousands of U.S. dollars)	Three months ended September 30,		Change			Nine months ended September 30,		Change
	2021	2020	$	%		2021	2020	$	%
Net revenue	$2,100	$1,639	$461	28%		$6,768	$5,989	$779	13%

Gross profit	$(1,302)	$666	$(1,968)	(295)%		$518	$2,335	$(1,817)	(78)%
Gross margin	(62)%	41%	N/A	(103)	pp	8%	39%	N/A	(31)	pp

Adjusted EBITDA (i)	$(12,200)	$(5,687)	$(6,513)	(115)%		$(32,421)	$(16,254)	$(16,167)	(99)%
 (i)  See “Non-GAAP Measures” for more information, including a reconciliation of Adjusted EBITDA.

Third Quarter 2021
•Net revenue of $2.1 million in Q3 2021 increased by $0.5 million from Q3 2020. The increase year-over-year was primarily driven by the introduction of new U.S. hemp-derived CBD products.
•Gross profit of $(1.3) million in Q3 2021 decreased by $2.0 million from Q3 2020. The decrease year-over-year was primarily due to increased inventory valuation adjustments and increased production costs.
•Adjusted EBITDA of $(12.2) million in Q3 2021 decreased by $6.5 million from Q3 2020. The decrease year-over-year was primarily driven by an increase in sales and marketing costs related to brand development and an increase in general and administrative expenses.

Conference Call

The Company will host a conference call and live audio webcast on Friday, February 18, 2022, at 8:30 a.m. EST to discuss 2021 Third Quarter business results. An audio replay of the call will be archived on the Company’s website for replay. Instructions for the conference call are provided below:

•Live audio webcast: https://ir.thecronosgroup.com/events-presentations
•Toll-Free from the U.S. and Canada dial-in: (866) 795-2258
•International dial-in: (409) 937-8902
•Conference ID: 3219205

About Cronos Group

Cronos Group is an innovative global cannabinoid company with international production and distribution across four continents. Cronos Group is committed to building disruptive intellectual property by advancing cannabis research, technology and product development. With a passion to responsibly elevate the consumer experience, Cronos Group is building an iconic brand portfolio. Cronos Group’s diverse international brand portfolio includes Spinach®, PEACE NATURALS®, Lord Jones®, Happy Dance® and PEACE+™. For more information about Cronos Group and its brands, please visit: thecronosgroup.com.

Forward-Looking Statements

This press release may contain information that may constitute forward-looking information and forward-looking statements within the meaning of applicable securities laws (collectively, “Forward-Looking Statements”), which are based upon our current internal expectations, estimates, projections, assumptions and beliefs. All information that is not clearly historical in nature may constitute Forward-Looking Statements. In some cases, Forward-Looking Statements can be identified by the use of forward-looking terminology such as “expect”, “likely”, “may”, “will”, “should”, “intend”, “anticipate”, “potential”, “proposed”, “estimate” and other similar words, expressions and phrases, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussion of strategy. Forward-Looking Statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance or other statements that are not statements of historical fact.

Forward-Looking Statements include, but are not limited to, statements with respect to:

•expectations related to our realignment and any progress, challenges and effects related thereto as well as changes in strategy, metrics, investments, reporting structure, costs, operating expenses, employee turnover and other changes with respect thereto;
•the uncertainties associated with the COVID-19 pandemic, including our ability, and the abilities of our joint ventures and our suppliers and distributors, to effectively deal with the restrictions, limitations and health issues presented by the COVID-19 pandemic, the ability to continue our production, distribution and sale of our products, and demand for and the use of our products by consumers;
•laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of United States (“U.S.”) state and federal law to U.S. hemp (including CBD and other U.S. hemp-derived cannabinoids) products and the scope of any regulations by the U.S. Food and Drug Administration, the U.S. Drug Enforcement Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office and any state equivalent regulatory agencies over U.S. hemp (including CBD and other U.S. hemp-derived cannabinoids) products;
•the laws and regulations and any amendments thereto relating to the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the U.S. Department of Agriculture and relevant state regulatory authorities;
•the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
•our ability to successfully create and launch brands and further create, launch and scale U.S. hemp-derived consumer products and cannabis products;
•the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis including CBD and other cannabinoids;
•expectations regarding the implementation and effectiveness of key personnel changes;
•the anticipated benefits and impact of Altria Group Inc.’s investment in the Company (the “Altria Investment”), pursuant to a subscription agreement dated December 7, 2018;

•the potential exercise of one warrant of the Company included as part of the Altria Investment, pre-emptive rights and/or top-up rights in connection with the Altria Investment, including proceeds to us that may result therefrom;
•expectations regarding the use of proceeds of equity financings, including the proceeds from the Altria Investment;
•the legalization of the use of cannabis for medical or adult-use in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;
•expectations regarding the potential success of, and the costs and benefits associated with, our joint ventures, strategic alliances and equity investments, including the Ginkgo Strategic Partnership;
•our ability to execute on our strategy and the anticipated benefits of such strategy;
•expectations of the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
•the ongoing impact of the legalization of additional cannabis product types and forms for adult-use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;
•the future performance of our business and operations;
•our competitive advantages and business strategies;
•the competitive conditions of the industry;
•the expected growth in the number of customers using our products;
•our ability or plans to identify, develop, commercialize or expand our technology and R&D initiatives in cannabinoids, or the success thereof;
•expectations regarding acquisitions and dispositions and the anticipated benefits therefrom;
•uncertainties as to our ability to exercise an option to buy Class A shares of common stock of PharmaCann Inc. (the "PharmaCann Option") in the near term or the future in full or in part, including the uncertainties as to the status and future development of federal legalization of cannabis in the U.S. and our ability to realize the anticipated benefits of the transaction with PharmaCann Inc. ("PharmaCann");
•expectations regarding revenues, expenses and anticipated cash needs;
•expectations regarding cash flow, liquidity and sources of funding;
•expectations regarding capital expenditures;
•the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•expectations regarding our growing, production and supply chain capacities;
•expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;
•expectations with respect to future production costs;
•expectations with respect to future sales and distribution channels and networks;
•the expected methods to be used to distribute and sell our products;
•the anticipated future gross margins of our operations;
•accounting standards and estimates;
•our ability to timely and effectively remediate any material weaknesses in our internal control over financial reporting; and
•expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements.

Certain of the Forward-Looking Statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The Forward-Looking Statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) our ability, and the abilities of our joint ventures and our suppliers and distributors, to effectively deal with the restrictions, limitations and health issues presented by the COVID-19 pandemic and the ability to continue our production, distribution and sale of our products and customer demand for and use of our products; (ii) management’s perceptions of historical trends, current conditions and expected future developments; (iii) our ability to generate cash flow from operations; (iv) general economic, financial market, regulatory and political conditions in which we operate; (v) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (vi) consumer interest in our products; (vii) competition; (viii) anticipated and unanticipated costs; (ix) government regulation of our activities and products, including but not limited to the areas of taxation and environmental protection; (x) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (xi) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xii) our ability to conduct operations in a safe, efficient and effective manner; (xiii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; (xiv) our ability to realize the expected cost-savings, efficiencies and other benefits of our realignment and employee turnover related thereto; (xv) our ability to complete planned dispositions, and, if completed, obtain our anticipated sales price; (xvi) our ability to exercise the PharmaCann Option and realize the anticipated benefits of the transactions with PharmaCann; and (xvii) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, Forward-Looking Statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the Forward-Looking Statements in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, the risk that the COVID-19 pandemic may disrupt our operations and those of our suppliers and distribution channels and negatively impact the demand for and use of our products; the risk that cost savings and any other synergies from the Altria Investment may not be fully realized or may take longer to realize than expected; the risk that we will not complete planned dispositions, or, if completed, obtain our anticipated sales price; the implementation and effectiveness of key personnel changes; the risks that our realignment will not result in the expected cost-savings, efficiencies and other benefits or will result in greater than anticipated turnover in personnel; future levels of revenues; consumer demand for cannabis and U.S. hemp products; our ability to manage disruptions in credit markets or changes to our credit ratings; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; business strategies, growth opportunities and expected investment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); the potential effects of judicial, regulatory or other proceedings, or threatened litigation or proceedings, on our business, financial condition, results of operations and cash flows; volatility in and/or degradation of general economic, market, industry or business conditions; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal (including U.S. federal), state, provincial, territorial or local regulatory authorities or self-regulatory organizations; changes in regulatory requirements in relation to our business and products; legal or regulatory obstacles that could prevent us from being able to exercise the PharmaCann Option and thereby realizing the anticipated benefits of the transaction with PharmaCann; dilution of our fully-diluted ownership of PharmaCann and the loss of our rights as a result of that dilution; our remediation of material weaknesses in our internal control over financial reporting and the improvement of our control environment and our systems, processes and procedures; and the factors discussed under Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 (as amended) and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on Forward-Looking Statements.

Forward-Looking Statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned not to place undue reliance on these Forward-Looking Statements because of their inherent uncertainty and to appreciate the limited purposes for which they are being used by management. While we believe that the assumptions and expectations reflected in the Forward-Looking Statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-Looking Statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any Forward-Looking Statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such Forward-Looking Statements. The Forward-Looking Statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

As used in this press release, “CBD” means cannabidiol and “U.S. hemp” has the meaning given to the term “hemp” in the U.S. Agricultural Improvement Act of 2018, including hemp-derived CBD.

Cronos Group Inc.
Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share amounts)

	As of September 30, 2021	As of December 31, 2020
Assets	(Unaudited)	(Audited)
Current assets
Cash and cash equivalents	$842,567	$1,078,023
Short-term investments	197,161	211,766
Accounts receivable, net	14,669	8,928
Other receivables	1,723	10,033
Current portion of loans receivable, net	5,779	7,083
Prepaids and other current assets	10,196	11,161
Inventory, net	31,769	44,002
Held-for-sale assets	—	1,176
Total current assets	1,103,864	1,372,172
Investments in equity accounted investees, net	19,094	19,235
Other investments	110,392	—
Loan receivable, net	81,464	87,191
Property, plant and equipment, net	188,644	187,599
Right-of-use assets	9,386	9,776
Intangible assets, net	20,471	69,720
Goodwill	1,104	179,522
Other assets	780	467
Total assets	$1,535,199	$1,925,682

Liabilities
Current liabilities
Accounts payable and other liabilities	$32,115	$42,102
Current portion of lease obligation	2,959	1,322
Derivative liabilities	34,528	163,410
Total current liabilities	69,602	206,834
Due to non-controlling interests	1,829	2,188
Lease obligation	7,343	8,492
Total liabilities	78,774	217,514
Commitments and contingencies

Shareholders’ equity
Share capital	586,878	569,260
Additional paid-in capital	30,373	34,596
Retained earnings	793,277	1,064,509
Accumulated other comprehensive income	48,926	42,999
Total equity attributable to shareholders of Cronos Group	1,459,454	1,711,364
Non-controlling interests	(3,029)	(3,196)
Total shareholders’ equity	1,456,425	1,708,168
Total liabilities and shareholders’ equity	$1,535,199	$1,925,682

Cronos Group Inc.
Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)
(In thousands of U.S. dollars, except share and per share amounts, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net revenue, before excise taxes	$24,590	$13,621	$58,092	$34,397
Excise taxes	(4,183)	(2,263)	(9,452)	(4,724)
Net revenue	20,407	11,358	48,640	29,673
Cost of sales	21,137	12,895	56,156	29,584
Inventory write-down	—	—	11,961	11,024
Gross profit	(730)	(1,537)	(19,477)	(10,935)
Operating expenses
Sales and marketing	10,821	7,236	34,284	20,849
Research and development	6,473	4,734	16,774	12,955
General and administrative	32,546	18,860	76,869	61,048
Share-based payments	2,667	7,916	7,731	12,898
Depreciation and amortization	1,251	886	3,029	2,252
Impairment loss on goodwill and indefinite-lived intangible assets	142	—	235,056	40,000
Impairment loss on long-lived assets	1,784	—	4,739	—
Total operating expenses	55,684	39,632	378,482	150,002
Operating loss	(56,414)	(41,169)	(397,959)	(160,937)
Other income (expense)
Interest income, net	2,064	3,781	6,686	15,266
Gain on revaluation of derivative liabilities	132,916	105,307	131,290	182,795
Share of loss from equity accounted investments	(1,414)	(1,327)	(4,172)	(3,293)
Gain on disposal of other investments	—	3,974	—	4,743
Other, net	273	(641)	1,184	(625)
Total other income	133,839	111,094	134,988	198,886
Income (loss) before income taxes	77,425	69,925	(262,971)	37,949
Income tax expense (benefit)	(159)	988	(159)	988
Income (loss) from continuing operations	77,584	68,937	(262,812)	36,961
Income (loss) from discontinued operations	82	(473)	(500)	(519)
Net income (loss)	77,666	68,464	(263,312)	36,442
Net loss attributable to non-controlling interest	(250)	(569)	(842)	(1,654)
Net income (loss) attributable to Cronos Group	$77,916	$69,033	$(262,470)	$38,096
Other comprehensive income (loss)
Net income (loss)	$77,666	$68,464	$(263,312)	$36,442
Other comprehensive income (loss):
Foreign exchange gain (loss) on translation	(22,818)	26,167	6,936	(35,654)
Total other comprehensive income (loss)	(22,818)	26,167	6,936	(35,654)
Comprehensive income (loss)	54,848	94,631	(256,376)	788
Less: comprehensive income (loss) attributable to non-controlling interests	(265)	(552)	167	(1,650)
Comprehensive income (loss) attributable to Cronos Group	$55,113	$95,183	$(256,543)	$2,438
Net income (loss) per share
Basic - continuing operations	$0.21	$0.20	$(0.71)	$0.11
Diluted - continuing operations	0.21	0.18	(0.71)	0.10
Weighted average number of outstanding shares
Basic	372,456,354	350,288,783	369,097,920	349,397,156
Diluted	375,653,248	373,863,414	369,097,920	374,121,557

Cronos Group Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands of U.S. dollars, except share amounts, unaudited)

	Nine months ended September 30,
	2021	2020
Operating activities
Net income (loss)	$(263,312)	$36,442
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Share-based payments	7,731	12,898
Depreciation and amortization	8,911	5,095
Impairment loss on goodwill and indefinite-lived intangible assets	235,056	40,000
Impairment loss on long-lived assets	4,739	—
Share of loss from investments in equity accounted investees	4,172	3,293
Gain on revaluation of derivative liabilities	(131,290)	(182,795)
Gain on disposal of other investments	—	(4,743)
Expected credit losses on long-term financial assets	13,162	1,573
Other non-cash operating activities, net	(2,831)	105
Changes in operating assets and liabilities:
Accounts receivable, net	(5,747)	262
Other receivables	7,431	(3,707)
Prepaids and other current assets	1,054	(1,338)
Inventory	14,335	(14,961)
Accounts payable and other liabilities	(11,089)	1,333
Cash flows used in operating activities	(117,678)	(106,543)
Investing activities
Purchase of short-term investments	(119,820)	(125,562)
Proceeds from short-term investments	135,801	220,058
Purchase of other investments	(110,392)	—
Proceeds from sale of other investments	—	4,743
Purchase of property, plant and equipment	(10,651)	(21,334)
Purchase of intangible assets	(1,044)	(3,094)
Proceeds from sale of held-for-sale assets	2,775	—
Advances on loans receivable	(6,905)	(37,000)
Cash flows provided by (used in) investing activities	(110,236)	37,811
Financing activities
Withholding taxes paid on share-based awards	(13,182)	(2,148)
Other financing activities, net	18	(182)
Cash flows used in financing activities	(13,164)	(2,330)
Effect of foreign currency translation on cash and cash equivalents	5,622	(30,785)
Net change in cash and cash equivalents	(235,456)	(101,847)
Cash and cash equivalents, beginning of period	1,078,023	1,199,693
Cash and cash equivalents, end of period	$842,567	$1,097,846
Supplemental cash flow information
Interest paid	$—	$156
Interest received	4,025	13,473
Income taxes paid	873	—

Non-GAAP Measures

Cronos Group reports its financial results in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). This press release refers to measures not recognized under U.S. GAAP (“non-GAAP measures”). These non-GAAP measures do not have a standardized meaning prescribed by U.S. GAAP and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these non-GAAP measures are provided as a supplement to corresponding U.S. GAAP measures to provide additional information regarding the results of operations from management’s perspective. Accordingly, non-GAAP measures should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. All non-GAAP measures presented in this press release are reconciled to their closest reported U.S. GAAP measure. Reconciliations of historical adjusted financial measures to corresponding U.S. GAAP measures are provided below.

Adjusted EBITDA
Management reviews Adjusted EBITDA, a non-GAAP measure which excludes non-cash items and items that do not reflect management’s assessment of on-going business performance of our operating segments. Management defines Adjusted EBITDA as net income (loss) before interest, tax expense, depreciation and amortization adjusted for: share of loss from equity accounted investments; impairment loss on goodwill and indefinite-lived assets; impairment loss on long-lived assets; loss (gain) on revaluation of derivative liabilities; transaction costs related to strategic projects; other, net; loss from discontinued operations; share-based payments; and review and investigation costs related to the restatements of the Company’s 2021 and 2019 interim financial statements, the Company’s responses to the reviews of such interim financial statements by various regulatory authorities and legal costs defending shareholder class action complaints brought against the Company as a result of the 2019 restatement.

Management believes that Adjusted EBITDA provides the most useful insight into underlying business trends and results and provides a more meaningful comparison of period-over-period results. Management uses Adjusted EBITDA for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets.

The following tables set forth a reconciliation of net loss as determined in accordance with U.S. GAAP to Adjusted EBITDA for the periods indicated (U.S. dollars in thousands):

(in thousands of U.S. dollars)	Three months ended September 30, 2021
	United States	Rest of World	Corporate	Total
Net income (loss)	$(13,499)	$97,198	$(6,033)	$77,666
Interest income, net	(4)	(2,060)	—	(2,064)
Income tax benefit	—	(159)	—	(159)
Share of loss from equity accounted investments	—	1,414	—	1,414
Impairment loss on goodwill and indefinite-lived intangible assets	105	37	—	142
Impairment loss on long-lived assets	—	1,784	—	1,784
Gain on revaluation of derivative liabilities	—	(132,916)	—	(132,916)
Transaction costs	—	—	542	542
Other, net	—	(273)	—	(273)
Income from discontinued operations	—	(82)	—	(82)
Share-based payments	967	1,700	—	2,667
Financial statement review costs	—	—	678	678
Depreciation and amortization	231	3,597	—	3,828
Adjusted EBITDA	$(12,200)	$(29,760)	$(4,813)	$(46,773)

(in thousands of U.S. dollars)	Three months ended September 30, 2020
	United States	Rest of World	Corporate	Total
Net income (loss)	$(12,425)	$91,868	$(10,979)	$68,464
Interest income, net	30	(3,811)	—	(3,781)
Income tax expense	143	845	—	988
Share of loss from equity accounted investments	—	1,327	—	1,327
Gain on revaluation of derivative liabilities	—	(105,307)	—	(105,307)
Gain on disposal of other investments	—	(3,974)	—	(3,974)
Other, net	61	580	—	641
Loss from discontinued operations	—	473	—	473
Share-based payments	6,469	1,447	—	7,916
Financial statement review costs	—	—	958	958
Depreciation and amortization	35	2,181	—	2,216
Adjusted EBITDA	$(5,687)	$(14,371)	$(10,021)	$(30,079)

(in thousands of U.S. dollars)	Nine months ended September 30, 2021
	United States	Rest of World	Corporate	Total
Net income (loss)	$(273,438)	$34,678	$(24,552)	$(263,312)
Interest income, net	(27)	(6,659)	—	(6,686)
Income tax benefit	—	(159)	—	(159)
Share of loss from equity accounted investments	—	4,172	—	4,172
Impairment loss on goodwill and indefinite-lived intangible assets	235,019	37	—	235,056
Impairment loss on long-lived assets	2,955	1,784	—	4,739
Gain on revaluation of derivative liabilities	—	(131,290)	—	(131,290)
Transaction costs	—	—	3,801	3,801
Other, net	—	(1,184)	—	(1,184)
Loss from discontinued operations	—	500	—	500
Share-based payments	2,534	5,197	—	7,731
Financial statement review costs	—	—	4,615	4,615
Depreciation and amortization	536	8,375	—	8,911
Adjusted EBITDA	$(32,421)	$(84,549)	$(16,136)	$(133,106)

(in thousands of U.S. dollars)	Nine months ended September 30, 2020
	United States	Rest of World	Corporate	Total
Net income (loss)	$(64,507)	$125,640	$(24,691)	$36,442
Interest income, net	14	(15,280)	—	(15,266)
Income tax expense	143	845	—	988
Share of loss from equity accounted investments	—	3,293	—	3,293
Impairment loss on goodwill and indefinite-lived intangible assets	40,000	—	—	40,000
Gain on revaluation of derivative liabilities	—	(182,795)	—	(182,795)
Gain on disposal of other investments	—	(4,743)	—	(4,743)
Other, net	61	564	—	625
Loss from discontinued operations	—	519	—	519
Share-based payments	7,931	4,967	—	12,898
Financial statement review costs	—	—	8,824	8,824
Depreciation and amortization	104	4,991	—	5,095
Adjusted EBITDA	$(16,254)	$(61,999)	$(15,867)	$(94,120)

Foreign currency exchange rates

All currency amounts in this press release are stated in U.S. dollars (“USD”), which is our reporting currency, unless otherwise noted. All references to “dollars” or “$” are to USD. The assets and liabilities of the Company's foreign operations are translated into USD at the exchange rate in effect as of September 30, 2021, September 30, 2020 and December 31, 2020. Transactions affecting shareholders’ equity are translated at historical foreign exchange rates. The consolidated statements of net income (loss) and comprehensive income (loss) and the consolidated statements of cash flows of the Company’s foreign operations are translated into USD by applying the average foreign exchange rate in effect for the reporting period using Bloomberg.

The exchange rates used to translate from USD to Canadian dollars (“C$”) is shown below:

(Exchange rates are shown as C$ per $)	As of
	September 30, 2021	September 30, 2020	December 31, 2020
Average rate	1.2593	1.3323	1.3036
Spot rate	1.2680	1.3308	1.2751
Year-to-date average rate	1.2519	1.3539	1.3411

For further information, please contact:
Shayne Laidlaw
Investor Relations
Tel: (416) 504-0004
investor.relations@thecronosgroup.com